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                                                                    EXHIBIT 23.1
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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Employee Welfare Benefits Plan
Committee of FMC Corporation:


We consent to incorporation by reference in the registration statement (No. 333-62683) on Form S-8 of FMC Corporation of our report dated June 28, 2001, relating to the statements of net assets available for benefits of FMC Corporation Savings and Investment Plan for Bargaining Unit Employees (the Plan) as of December 31, 2000 and 1999, and the related statements of changes in net assets available for benefits for each of the years in the two year period then ended, and the supplemental schedule of assets held for investment purposes, which report appears in the December 31, 2000 annual report on Form 11-K of FMC Corporation Savings and Investment Plan for Bargaining Unit Employees for the year ended December 31, 2000.


/s/ KPMG LLP

Chicago, Illinois
June 28, 2001